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                                                                    EXHIBIT 21.1



SUBSIDIARIES OF STERLITE INDUSTRIES (INDIA) LIMITED

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       SUBSIDIARY                                       COUNTRY OF INCORPORATION

1.     Bharat Aluminium Company Limited                 India

2.     Copper Mines of Tasmania Pty. Ltd.               Australia

3.     Hindustan Zinc Limited                           India

4.     India Foils Limited                              India

5.     Monte Cello BV                                   The Netherlands

6.     Sterlite Copper Limited                          India

7.     Sterlite Energy Limited                          India

8.     Sterlite Opportunities and Ventures Limited      India

9.     Sterlite Paper Limited                           India

10.    Thalanga Copper Mines Pty. Ltd.                  Australia
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